SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported): February 26, 1998




                             U.S. HOME & GARDEN,INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                    0-19899                 77-0262908
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)




655 Montgomery Street, Suite 500, San Francisco,  CA                    94111
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 415-616-8111



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Former name or former address, if changed since last report


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Item 2. Acquisition or Disposition of Assets.

     On February 26, 1998 (the "Closing"), Weed Wizard Acquisition Corp. ("WWAC"), a indirect wholly-owned subsidiary of U.S. Home & Garden Inc. (the "Registrant"), acquired substantially all of the assets used in the business (the "Acquisition") of Weed Wizard, Inc. ("Wizard") pursuant to the Assets Purchase Agreement, dated February 25, 1998 (the "Purchase Agreement"), by and among Registrant, WWAC, Wizard and each of Pam Butler, Don Bryan, Mabel Bryan, Norman Adams and James Anderson (collectively the "Wizard Stockholders").

     Wizard is engaged in the business of marketing, packaging and distributing for consumer use replacement heads for string weed trimmers under the "Weed Wizard" brand name (the "Business"). The Registrant intends to use the acquired assets to engage in the Business.

     As consideration for the Acquisition, the Wizard Stockholders received an aggregate sum of $14,000,000 less that amount required to discharge certain outstanding indebtedness of Wizard, as more particularly set forth in the Purchase Agreement, and adjusted dollar for dollar based upon the value of the Net Current Assets (as defined in the Purchase Agreement) of Wizard at the Closing. Approximately $2,000,000 additional consideration was paid by WWAC as a result of the adjustments. The consideration paid for the Acquisition was determined by negotiations among the representatives of WWAC, Registrant and Wizard.

     In conjunction with the Acquisition, Wizard, the Wizard Stockholders and Z.V. Major, a consultant to Wizard who is the father of Pam Butler, agreed not to compete in the United States with the Business for a period of two years from the Closing.

     The source of the consideration paid for the Acquisition was partially provided from the working capital of Easy Gardener, Inc, the sole stockholder of WWAC, and a wholly owned subsidiary of the Registrant ("EGI"), and partially from the proceeds of a loan to EGI from The Provident Bank ('Provident"), pursuant to a credit agreement, as amended, by and among EGI, as borrower, the Registrant, as guarantor, and Provident, Lasalle National Bank and Antares Leveraged Capital Corp, as Lenders.

     The descriptions of the Purchase Agreement and other agreements described herein are qualified in their entirety by reference to the copy of the Purchase Agreement which is filed as an exhibit to this Report and which is incorporated herein by reference.



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Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.

     A.   Financial Statements of the Business Acquired.

     It is impractical to provide the required financial information at this time. The required financial information for the business acquired will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     B.   Pro Forma Financial Information and Exhibits.

     It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     C. Exhibit 10.1 - Purchase Agreement, dated as of February 25, 1998, by and among Registrant, WWAC, Wizard and the Wizard Stockholders.

     D. Exhibit 10.2 - List of Omitted Schedules/Exhibits to Purchase Agreement.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         U.S. HOME AND GARDEN INC.



                                         By: /s/ Richard J. Raleigh
                                             ----------------------------------
                                             Richard J. Raleigh,
                                             Chief Operating Officer

Date: March 9, 1998

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